                                                                    Exhibit 10.1



                            COAL OFF-TAKE AGREEMENT

                                     AMONG

                            ARCH MINERAL CORPORATION

                          CARBOEX INTERNATIONAL, LTD.

                                      AND

                               ASHLAND COAL, INC.

                             EXECUTED APRIL 4, 1997

                               TABLE OF CONTENTS


Section                   Description                     Page
  1.0                     DEFINITIONS                      3
  1.1                     ACI Restated Coal Off-Take
                            Agreement                      3
  1.2                     Affiliate                        4
  1.3                     Annual operating Plan            4
  1.4                     Arch                             4
  1.5                     Available Tonnage                4
  1.6                     Combination Agreement            4
  1.7                     Committed Tonnage                4
  1.8                     Comparable Contract              5
  1.9                     Decommitted Tonnage              5
 1.10                     Effective Time                   5
 1.11                     Fiscal Year                      5
 1.12                     Long-Term Contract               5
 1.13                     Long-Term Plan                   5
 1.14                     Long-Term Sales Commitment       6
 1.15                     New Saleable Tonnage             6
 1.16                     Off-Take Percentage              6
 1.17                     Off-Take Tonnage                 6
 1.18                     Person                           6
 1.19                     Qualifying Contract              7
 1.20                     Saleable Tonnage                 7
 1.21                     Sales Commitment                 7
 1.22                     Shares                           8
 1.23                     Subsidiary                       8
 1.24                     Third Party                      8
 1.25                     Unfilled Off-Take                8

                          OFF-TAKE RIGHTS                  9
  2.1                     Priority Rights                  9
  2.2                     Increases in Tonnage             9
  2.3                     New or Increased Sales
                            Commitments                    9

                          OFFER PROCEDURE                  10
  3.1                     Written Estimates                10
  3.2                     Annual Offers                    10

  3.3                     Spot Offers                      12
  3.4                     Long-Term Sales Commitments      13

  4.0                     DELIVERY AND HANDING OF
                            COAL FOR EXPORT                15
  4.1                     Export Qualities                 15
  4.2                     Shipment                         15
  4.3                     Overseas Shipments               15


Section                   Description                     Page
  5.0                     SALES CONTRACTS                  15
  5.1                     Terms of Sale                    15
  5.2                     Determination of Price           16

  6.0                     ADDITIONAL PURCHASES             16
  6.1                     Purchasing Agent                 16
  6.2                     Additional Sales                 17

  7.0                     MISCELLANEOUS                    17
  7.1                     Term                             17
  7.2                     Computation of Time Periods      17
  7.3                     Amendments; Waivers              18
  7.4                     Binding Effect and
                            Assignability                  18
  7.5                     Notices                          19
  7.6                     Severability                     20
  7.7                     Publicity                        20
  7.8                     Counterparts Headings            20
  7.9                     Governing Law                    20
  7.10                    Termination of ACI Restated
                            Coal Off-Take Agreement        21

  8.0                     AGREEMENT TO LIMIT OFF-TAKE      21


     THIS COAL OFF-TAKE AGREEMENT, executed April 4, 1997, among ARCH MINERAL CORPORATION, a Delaware corporation ("Company"), CARBOEX INTERNATIONAL, LTD., a Bahamian corporation ("Carboex"); and ASHLAND COAL, INC., a Delaware corporation ("Ashland Coal"); recites and provides as follows:

     WITNESSETH:

     WHEREAS, Ashland Coal and Saarberg Coal International GmbH ("SCI") entered into an agreement dated May 28, 1981 (the "1981 Coal Off-Take Agreement") relating to the right of certain shareholders of Ashland Coal to purchase coal from Ashland Coal; and

     WHEREAS, the 1981 Coal Off-Take Agreement was amended by that certain First Coal Off-Take Agreement Assignment and Amendment dated February 27, 1982 among SCI, Ashland, Sociedad Espanola de Carbon Exterior, S.A. (now called Carboex, S.A. "CSA"), and Ashland Coal (the "First Amendment") and by that certain Second Amendment to Coal Off-Take Agreement among SCI, CSA, and Ashland Coal; and

     WHEREAS, by Assignment and Assumption Agreement made as of June 30, 1982, CSA assigned to Carboex all CSA's rights, duties and obligations under certain agreements, including among them the

First Amendment, and Carboex assumed full performance of all of the terms and conditions of the First Amendment; and

     WHEREAS, effective September 30, 1988, SCI was merged into Saarbergwerke AG ("Saarberg"), with Saarberg being the surviving corporation; and

     WHEREAS, Saarberg, Carboex and Ashland Coal entered into a Restated Coal Off-Take Agreement dated December 12, 1991 (the "Restated Coal Off-Take Agreement") for the purpose of restating the 1981 Coal Off-Take Agreement, as amended, in its entirety to reflect the foregoing amendments and the merger of SCI into Saarberg, and not to otherwise change any of the substantive terms and provisions thereof, a copy of which Restated Coal Offtake Agreement is attached hereto as Exhibit A; and

     WHEREAS, Saarberg, Carboex and Ashland Coal entered into a letter agreement (the "1991 Letter Agreement") also dated December 12, 1991, wherein Saarberg and Carboex agreed to certain limitations under the Restated Coal Off-Take Agreement so long as that certain Coal Sales Agency Agreement dated December 12, 1991, among Ashland Coal, Saarberg and Carboex (the "Met Coal Agreement") was in effect, a copy of which 1991 Letter Agreement is attached hereto as Exhibit B; and

     WHEREAS, by letter agreement dated as of March 9, 1995, a copy of which is attached hereto as Exhibit C, all of Saarberg's rights and obligations under the Restated Coal Off-Take Agreement were terminated (which Restated Coal Off-Take Agreement, after giving effect to such termination, is hereafter referred to as the "ACI Restated Coal Off-Take Agreement"); and

     WHEREAS, by termination of its rights under the Restated Coal Off-Take Agreement, the limitations imposed by the 1991 Letter Agreement were of no force and effect with respect to Saarberg and its interest therein terminated; and

     WHEREAS, Ashland Coal is party to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of April 4, 1997, among the Company, Ashland Coal, and AMC Merger Corporation which provides for a business combination of Ashland Coal and the Company and the conversion of outstanding Ashland Coal capital stock to Company capital stock as of the Effective Time (as that term is defined in the Merger Agreement); and

     WHEREAS, in light of the transactions contemplated by the Merger Agreement, Ashland Coal and Carboex desire to terminate the ACI Restated Coal Off-Take Agreement and the 1991 Letter Agreement and ACI is entering into this Agreement solely for that purpose; and


     WHEREAS, Carboex desires to secure certain rights to purchase coal from the Company and its subsidiaries and subject to and conditioned upon the consummation of the transactions contemplated by the Merger Agreement, the Company is willing to enter such an arrangement, upon the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.0  DEFINITIONS
     -----------
     For all purposes of this Agreement, the following terms shall have the following meanings:

     1.1 "ACI Restated Coal Off-Take Agreement" shall have the meaning given that term in the recitals to this Agreement.

     1.2 "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, "control" means the beneficial ownership, directly, or indirectly through one or more Affiliates, of more than 50% of the voting shares or equivalent interests or ownership interests in a Person.

     1.3 "Annual Operating Plan" shall mean the budgeted plan of coal operations, including the calculations of Saleable Tonnage, Committed Tonnage and a detailed listing of Sales Commitments in the form set forth in Schedule A hereto and calculations based thereon of Off-Take Tonnage and Available Tonnage prepared on an annual basis for each Fiscal Year by the management of Arch and approved by the Board of Directors of the Company pursuant to the Company's By-laws, as in effect from time to time.

     1.4 "Arch" shall mean the Company and each Subsidiary of the Company, collectively.

     1.5 "Available Tonnage" shall mean, for any Fiscal Year, Saleable Tonnage for such Fiscal Year less Committed Tonnage for such Fiscal Year.

     1.6 "Merger Agreement" shall have the meaning given that term in the recitals to this Agreement.

     1.7 "Committed Tonnage" shall mean, for any Fiscal Year, that portion of Saleable Tonnage which Arch is committed pursuant to Sales Commitments to sell and deliver to Third Parties and Carboex in such Fiscal Year.

     1.8 "Comparable Contract" shall mean a contract (i) whereby Arch sells at least 100,000 tons of coal in any Fiscal Year to or for ultimate delivery to a customer outside of the continental United States and Canada; (ii) which is a Long-Term Contract; (iii) which provides for delivery of coal of comparable quality as the coal sold in the Qualifying Contract; and (iv) which contains similar basic terms, including without limitation, transportation, of the Qualifying Contract.

     1.9 "Decommitted Tonnage" shall mean quantities of coal previously considered to be Committed Tonnage in a given Fiscal Year, which quantities of coal Arch is no longer legally, or, in the judgment of Arch, commercially committed to deliver in such Fiscal Year.

     1.10 "Effective Time", for purposes of this Agreement, shall have the same meaning given that term in the Merger Agreement.

     1.11 "Fiscal Year" shall mean the annual accounting period of the Company beginning after the Effective Time, presently commencing on January 1st and ending on December 31st of each year; provided that in the event of any change in the Company's fiscal year, the date set forth in this Agreement shall be adjusted to new dates corresponding to the new fiscal year.

     1.12 "Long-Term Contract" shall mean a contract with firm pricing for a term of longer than one year.

     1.13 "Long-Term Plan" shall mean the long-range forecast of coal operations, including calculations of Saleable Tonnage and Committed Tonnage and calculations based thereon of Off-Take Tonnage and Available Tonnage covering each of at least the four (4) Fiscal Years succeeding the Fiscal Year covered by the Annual Operating Plan prepared by the management of Arch and approved by the Board of Directors of the Company pursuant to the Company's By-Laws as in effect from time to time; provided that such long-range forecast shall be updated annually at the same time as the Annual Operating Plan is prepared.

     1.14 "Long-Term Sales Commitment" shall mean any Sales Commitment providing for the delivery of coal by Arch in more than one Fiscal Year or in any single Fiscal Year after the next following Fiscal Year.

     1.15 "New Saleable Tonnage" shall mean the quantities of coal produced by or for Arch from U.S. domestic operations or purchased from U.S. domestic operations of Third Parties by Arch in addition to Saleable Tonnage set forth in the Annual Operating Plan for a given Fiscal Year; provided, however, that new
                                                   --------  -------
Saleable Tonnage
shall not include any quantity of coal involved in coal swaps or back-to-back contracts having a term of two years or less.

     1.16 "Off-Take Percentage" shall mean the number 10%.

     1.17 "Off-Take Tonnage" shall mean that quantity of coal calculated by multiplying Saleable Tonnage for such Fiscal Year by the Off-Take Percentage.

     1.18 "Person" shall mean any corporation, partnership, joint venture, association, trust or other business entity, any individual or any government, governmental agency or public body or authority.

     1.19 "Qualifying Contract" shall mean a contract (i) whereby Carboex purchases at least 100,000 tons of coal from Arch, and (ii) which is a "Long-Term Contract".

     1.20 "Saleable Tonnage" shall mean, for any Fiscal Year, the total quantity of coal to be produced by or for Arch from U.S. domestic operations or purchased from the U.S. domestic operations of Third Parties for delivery to Arch in such Fiscal Year, as set forth in the then-current Annual Operating Plan or Long-Term Plan; provided, however, that Saleable Tonnage shall not include any quantity of
      --------  -------
coal involved in coal swaps or back-to-back contracts having a term of two years or less.

     1.21 "Sales Commitment" shall mean any contract or written or oral commitment or any unexpired firm offer by Arch for the sale and delivery of coal by Arch in any Fiscal Year to Carboex or a Third Party, (a) in the case of such a contract or commitment, which is (i) legally binding, or (ii) although not legally binding because of termination rights, unexercised renewal or extension rights (express or implied), price reopener provisions, open delivery dates, open quantities or other open terms of sale, constitutes, in the good faith judgment of Arch, a commercial commitment to sell coal of a specified quality or reasonable range of qualities to a customer for deliveries within a specified Fiscal Year or Years in specified quantities (within 10% plus or minus for any Fiscal Year) that is customarily honored in the coal industry and the honoring of which is in the best interests of Arch, (b) in the case of such a firm offer, which specifies the quantity, quality, price, delivery dates and any other principal terms customarily quoted in the coal trade and the period during which such offer is firm and open for acceptance by the offeree and (c) in either case, which is entered into on or after the Effective Time, in accordance with the provisions of this Agreement, provided that, prior to entering into such contract or commitment, or making such firm offer, Arch shall have designated such contract, commitment or offer as a Sales Commitment for all purposes of this Agreement by notice to Carboex, specifying the quantity, quality and price of coal committed thereby for each Fiscal Year for which, in the good faith judgment of Arch, such contract, commitment or offer constitutes a Sales Commitment within the meaning of the foregoing.

     1.22 "Shares" shall mean any of the issued and outstanding capital stock of the Company.

     1.23 "Subsidiary" shall mean, with respect to any corporation, any other corporation more than 50% of whose voting shares or equivalent interests or ownership interests are beneficially owned, directly or indirectly through one or more Subsidiaries, by the former corporation.

     1.24 "Third Party" shall mean any Person other than (a) Carboex or any Affiliate of Carboex, or (b) Arch.

     1.25 "Unfilled Off-Take" shall mean the Off-Take Tonnage for such Fiscal Year which is not at the time covered by Sales Commitments with Carboex.

2.0  OFF-TAKE RIGHTS
     ---------------

     2.1  Priority Rights.  Pursuant to the terms of this Agreement, Carboex
          ---------------
shall have a priority right to purchase from Arch for delivery during any given Fiscal Year a quantity of coal equal to the Off-Take Tonnage for such Fiscal Year and certain additional Spot Tonnage pursuant to Section 3 3; provided,
                                                                  --------
however, that, except as provided in Section 3.3 hereof, such priority right
-------
shall not entitle Carboex to enter into new Sales Commitments for aggregate quantities of coal for delivery during a given Fiscal Year in excess of Available Tonnage for such Fiscal Year.

     2.2  Increases in Tonnage.  Arch shall use reasonable efforts to cause
          --------------------
Saleable Tonnage to increase from Fiscal Year to Fiscal Year in order to provide for delivery of the quantity of coal representing the Off-Take Tonnage. In case Arch shall fail to achieve the production levels to have available its Saleable Tonnage, Arch shall use reasonable efforts to reduce Sales Commitments with Third Parties which are not legally binding so that it will have Available Tonnage in each Fiscal Year during the term of this Agreement in a quantity up to the Unfilled Off-Take for such Fiscal Year, for which Carboex shall have offered firmly to enter into comparable Sales Commitments.

     2.3  New or Increased Sales Commitments.  Arch shall not enter into any new
          ----------------------------------
Sales Commitment with a Third Party or increase by more than 10% the quantity of coal to be delivered in any Fiscal Year under any existing Sales Commitment with a Third Party except for short-term Sales Commitments for delivery of coal in any Fiscal Year entered into after October 1 of the preceding Fiscal Year in accordance with Section 3.2, sales of Spot Tonnage in accordance with Section 3.3, and Long-Term Sales Commitments entered into in accordance with Section
3.4. For all purposes of this Agreement, Saleable Tonnage, Off-Take Tonnage and Committed Tonnage for any Fiscal Year beyond the coverage of the then-current Long-Term Plan shall be deemed to be the same as Saleable Tonnage, Off-Take Tonnage and Committed Tonnage for the last Fiscal Year of such Long-Term Plan, adjusted, in the case of Committed Tonnage, to reflect known changes in Long-Term Sales Commitments.

3.0  OFFER PROCEDURE
     ---------------

     3.1  Written Estimates.  Not later than August lst of each Fiscal Year,
          -----------------
Carboex shall provide Arch with its written estimate of those quantities of coal which it wishes to purchase from Arch for delivery during the next Fiscal Year and during each of the succeeding Fiscal Years to be covered by the Long-Term Plan. Such written estimates shall include reasonable details of qualities and delivery dates for such coal.

     3.2  Annual Offers.  Not later than October 1st of each Fiscal Year, Arch
          -------------
shall notify Carboex as to the Saleable Tonnage, Committed Tonnage and Available Tonnage, and its Unfilled Off-Take for the next Fiscal Year covered by the Annual Operating Plan and for each succeeding Fiscal Year covered by the Long-Term Plan. If requested by Carboex prior to October 31, Arch will forthwith commence good faith negotiations with Carboex to reach Sales Commitments for delivery of coal in the next Fiscal Year in an aggregate quantity equal to the lesser of (i) the quantity requested by Carboex, (ii) Available Tonnage for such Fiscal Year, or (iii) the Unfilled Off-Take of Carboex for such Fiscal Year. Arch shall be free to enter into Sales Commitments with Third Parties or Carboex covering any Available Tonnage for such next Fiscal Year as to which no negotiations are requested by Carboex prior to August 1st ("Free Tonnage").
Arch shall not be obligated to negotiate Sales Commitments with Carboex pursuant to this Section 3.2 after December 31 of any year with respect to the next immediate succeeding Fiscal Year. Any Available Tonnage which is covered by a request for negotiations with Carboex pursuant to this

Section 3.2 ("Annual Negotiation Tonnage") and which is not covered by a Sales Commitment entered into by Carboex and Arch on or before December 31 of the year in question, shall be deemed free for sale by Arch to Third Parties; provided,
                                                                     --------
however, that, except pursuant to Section 3.3 concerning spot offers and Section
-------
3.4 concerning Long-Term Sales Commitments, prior to entering into a Sales Commitment to sell any Annual Negotiation Tonnage to a Third Party, Arch shall give notice to Carboex, specifying the principal terms and conditions (including prices, quantity, quality and delivery periods) of such proposed Sales Commitment and transmitting a copy or draft thereof, if available, and if such terms and conditions of sale (including prices, quantity, quality and delivery periods) are equivalent to, or less favorable to Arch than, the terms and conditions (including prices, quantity, quality and delivery periods) last offered by Carboex in the negotiations conducted pursuant to this Section 3.2, Carboex shall have the right, exercisable by written notice to Arch within five
(5) business days after receipt of such notice from Arch, to enter into a Sales Commitment to purchase all (but not less than all) of the Annual Negotiation Tonnage bid for by such Third Party upon terms and conditions substantially equivalent to those offered by such Third Party.

     3.3  Spot Offers.  Arch shall promptly notify Carboex as to the
          -----------
availability of any coal which becomes Free Tonnage, New Saleable Tonnage or Decommitted Tonnage (specifying the Sales Commitment from which such Decommitted Tonnage became available) during the current Fiscal Year and if Arch shall propose to sell such tonnage on a spot or short-term basis (hereinafter "Spot Tonnage"), Arch shall first offer to sell such Spot Tonnage to Carboex by notice specifying the quantity, quality and delivery date(s) thereof and the asking price therefor. Upon receipt Of such offer Carboex shall have the right, exercisable by notice to Arch within five (5) business days (or, with respect to short-term sales, such longer period as may be appropriate in accordance with proposed shipping schedules not to exceed thirty (30) days after the date of such notice but in any event not later than ten (10) days prior to the loading date proposed by Arch), to accept such offer and purchase all or any part of such Spot Tonnage at such asking price and upon such terms or to make a counter-offer (open for such period as may be specified by Carboex) to purchase all or any part of such Spot Tonnages at a bid price and upon other terms specified in such notice of counter-offer from Carboex. In case Carboex shall reject such offer from Arch, Arch shall be free to sell such Spot Tonnage to a Third Party at any time and upon any terms and conditions and without any further obligations to Carboex hereunder. In case any such Spot Tonnage shall not have been sold by acceptance of such offer and/or counter-offer but Carboex shall have made a counteroffer, Arch may, during the period ending thirty (30) days after Arch's original offer, sell such Spot Tonnage to a Third Party, provided that Arch shall not sell any such Spot Tonnage at a price more than 3% below the bid price or upon other terms and conditions less favorable to Arch than those contained in such counter-offer without first offering to sell Spot Tonnage to Carboex at such lower price and upon such less favorable terms, by notice as provided in the first sentence of this Section 3.3; upon receipt of such notice, Carboex shall have the right, exercisable by notice to Arch within two (2) business days, to accept such offer and purchase all of such Spot Tonnage upon such terms.

     3.4  Long-Term Sales Commitments.  (a) If requested by Carboex at any time,
          ---------------------------
Arch will forthwith commence good faith negotiations (subject to the rights of Arch pursuant to Section 3.4(b) to propose to sell coal to a Third Party) with Carboex to reach

Long-Term Sales Commitments in an aggregate quantity for any Fiscal Year(s) equal to the lesser of (i) the quantity requested by Carboex for each such Fiscal Year, or (ii) the Unfilled Off-Take for each such Fiscal Year. In the course of these negotiations, Carboex may request from Arch a firm offer, open for a period of at least 60 days, and such request for a firm offer shall not be unreasonably denied by Arch. Arch shall keep Carboex informed concerning any substantial Long-Term Sales Commitment negotiations with Third Parties.

     (b) In case Arch shall at any time propose to enter into a Long-Term Sales Commitment to sell coal to a Third Party, Arch shall give notice of such proposed Long-Term Sales Commitment to Carboex, specifying the term, quantities, quality, delivery dates, prices and other terms and conditions thereof and transmitting a copy or draft of such Long-Term Sales Commitment, if available. Upon receipt of such notice, Carboex shall have the right, exercisable by notice to Arch within 30 days after receipt of Arch's notice, to negotiate and enter into a Long-Term Sales Commitment with Arch to purchase coal covered by such notice in quantities in any Fiscal Year up to the Unfilled Off-Take of Carboex for such Fiscal Year and upon terms (including prices and delivery times) no more favorable to Arch than those specified in such notice. If Carboex shall not elect to negotiate or enter into such Long-Term Sales Commitment, Arch may, within 60 days after the expiration of such 30-day period, enter into a Long-Term Sales Commitment with a Third Party to sell such quantities and quality of coal at such delivery times and at prices and upon other terms and conditions no less favorable to Arch than those specified in such notice. Such 30 or 60-day periods may be extended for a reasonable amount of time upon the prior written consent of the Company and Carboex.

4.0  DELIVERY AND HANDLING OF COAL FOR EXPORT
     ----------------------------------------

     4.1  Export Qualities.  Arch shall use reasonable efforts to offer for sale
          ----------------
to Carboex export quality coal. Any Sales Commitment with Carboex shall include customary export terms and conditions.

     4.2  Shipment.  Arch shall have the responsibility for coordinating the
          --------
production or purchase of coal with the transportation and transshipment thereof into ocean vessels if so requested by Carboex.

     4.3  Overseas Shipments.  Coal purchased for export hereunder shall be
          ------------------
purchased F.O.B. vessel New Orleans, F.O.B. cars/piers

Hampton Roads or F.O.B. any other ocean port, and Carboex agrees to be responsible for the overseas shipments of coal so delivered. The responsibility for overseas shipments includes the obtaining of import licenses, unloading the coal and the transshipment of coal to the final destinations. Carboex agrees to cooperate in regard to ocean shipping to reduce the costs and delays in the export of coal from the United States.

5.O  SALE CONTRACTS
     --------------

     5.1  Terms of Sale.  All negotiations hereunder as to the terms and
          -------------
conditions of sale of coal to Carboex shall be conducted by Arch's management on an arm's length basis. Terms and conditions of sale shall be agreed upon by Carboex and Arch separately for each Sales Commitment, provided that Arch and Carboex may separately agree from time to time to general terms and conditions which shall apply with respect to purchases Of Spot Tonnage pursuant to Section
3.3 hereof.

     5.2  Determination of Price.  Prices negotiated hereunder shall be
          ----------------------
negotiated on the basis of prevailing market conditions for sales of comparable quantities, qualities and destination, and shall take into account any savings of selling expenses by Arch. Notwithstanding anything herein to the contrary, each Qualifying

Contract will provide that if, during the term thereof, Arch shall enter into one or more Comparable Contracts, and if during any period or periods the price in effect in any of such Comparable Contracts is lower than the price in the Qualifying Contract, then the price in the Qualifying Contract during such period or periods shall be reduced to the lowest price of the prices then in effect in such Comparable Contracts. In determining, for purposes of this paragraph, whether a contract is a Long-Term Contract within the meaning of the Comparable Contract definition, the term shall be deemed to expire at such time as the contract will terminate should the parties fail to reach agreement on price if the contract contains price reopener provisions.

6.0  ADDITIONAL PURCHASES
     --------------------

     6.1  Purchasing Agent.  Arch agrees to offer its services, at standard
          ----------------
brokerage commissions, to Carboex for purchasing coal for the account of Carboex from other United States sources if Arch is not able to supply this coal from Available Tonnage or Spot Tonnage.

     6.2  Additional Sales.  Nothing in this Agreement shall prevent Carboex
          ----------------
from negotiating on an arm's length basis with the management of Arch to purchase, whether on a long-term, annual or spot basis, quantities of coal in excess of its Off-Take Tonnage for a given Fiscal Year.

7.0  MISCELLANEOUS
     -------------

     7.1  Term.  This Agreement shall become effective as of the Effective Time
          ----
and shall continue in full force and effect until the date Carboex and its Affiliates no longer beneficially own at least 63% of the shares of the Company's capital stock that Carboex obtained at the Effective Time in the conversion under the Merger Agreement, provided, however, that existing Sales
                                       --------  -------
Commitments between Arch and Carboex shall continue in full force and effect in accordance with their terms after the termination of this Agreement.

     7.2  Computation of Time Periods.  The words "day" or "days" as used in
          ---------------------------
this Agreement with respect to the computation of periods of time shall mean calendar days and the words "business day" or "business days" as used in this Agreement with respect to the computation of periods of time shall mean any day that is not a Saturday, Sunday or other holiday in the state of the Company's corporate headquarters or Madrid, Spain; provided, however, that if the last day
                                         --------  -------
of any period of time shall fall on a day other than a business day, such period shall be extended to include the next succeeding business day in each such location. All computations of time shall be based on New York City time.

     7.3  Amendments; Waivers.  This Agreement may not be amended or modified in
          -------------------
any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     7.4  Binding Effect and Assignability.  The Company shall cause each of its
          --------------------------------
Subsidiaries to perform and comply with the terms and conditions of this Agreement. This Agreement shall be binding on and inure to the benefit of the parties hereto, their respective successors and assigns; provided that (a) the Company may not assign its rights or obligations hereunder, in whole or in part, without the prior written consent of Carboex, and (b) Carboex may assign or transfer its rights and obligations hereunder, in whole or in part, to any Affiliate (and upon any such assignment and assumption by the Affiliate, Carboex shall, with the written consent of the Company, be released from all further obligations hereunder to the extent so assigned and assumed). Any Affiliate which is an assignee of Carboex and whose credit rating is not approved by the Company, at any time, for execution of Sales Commitments pursuant to this Agreement shall have its obligations guaranteed by Carboex. In case of any assignment or transfer of rights hereunder pursuant to the foregoing clause (b), a pro rata share of the existing Sales Commitments of Carboex for each Fiscal Year after the assignment or transfer shall be deducted in calculating the Unfilled Off-Take of Carboex for each Fiscal Year.

     7.5  Notices.  All notices, requests, demands and other communications
          -------
hereunder shall be in writing and delivered personally or sent by first class airmail, or by telex or telecopy, confirmed by such mail:

     1.   Arch Mineral Corporation
          Suite 300
          CityPlace One
          St. Louis, Missouri 63141
          Attention: Senior Vice President-Marketing

          (After the Effective Time, notices shall be directed to "Arch Coal, Inc." instead of "Arch Mineral Corporation").

     2.   Ashland Coal, Inc
          P. O. Box 6300
          Huntington, West Virginia, U.S.A.
          Attention: Senior Vice President-Marketing

     3.   Carboex International Ltd.
          Calle Manuel Cortina
          No. 2
          Madrid 10
          Spain
          Attention:  Assistant to the Chairman
or such other address as may be designated by any party to the other parties hereto. Any notice or other communication so transmitted shall be deemed to have been given at the time of delivery, in the case of a communication delivered personally, on the business day following receipt of answerback or telecopy confirmation, in the case of a communication sent by telex or telecopy, or ten days after mailing, in the case of a communication sent by mail.

     7.6  Severability.  If any provision of this Agreement should be or become
          ------------
fully or partly invalid or unenforceable for any reason whatsoever or should violate any applicable law, this Agreement is to be considered divisible as to such provision and such provision is to be deemed deleted from this Agreement, and the remainder of this Agreement shall be valid and binding as such provision were not included therein. There shall be substituted for any such provision deemed to be deleted a suitable provision which, as far as is legally possible, comes nearest to what the parties desired or would have desired according to the sense and purpose of this Agreement, had they considered the point when concluding this agreement.

     7.7  Publicity.  No party shall release any publicity with respect to this
          ---------
Agreement or any other transactions herein contemplated without the prior written approval of the other party, which approval shall not be unreasonably withheld.

     7.8  Counterparts; Headings.  This Agreement may be executed in several
          ----------------------
counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument. The headings in this Agreement are for convenience of reference only and shall not affect the construction hereof.

     7.9  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of West Virginia.

     7.10 Termination of ACI Restated Coal Off-Take Agreement. Ashland Coal and
          ---------------------------------------------------
Carboex agree that each of the ACI Restated Coal Off-Take Agreement and the 1991 Letter Agreement is terminated and all rights and obligations of the parties thereto are extinguished, in each case as of the Effective Time. Notwithstanding the foregoing, any claims and liabilities arising under the ACI Restated Coal Off-Take Agreement and the 1991 Letter Agreement prior to such termination shall survive such termination and the termination of this Agreement, and all Sales Commitments between ACI and Carboex in effect at the Effective Time shall continue in full force and effect in accordance with their terms after the termination of the ACI Restated Coal Off-Take Agreement and 1991 Letter Agreement.

8.0  AGREEMENT TO LIMIT OFF-TAKE
     ---------------------------

     Carboex agrees upon the Effective Time and thereafter so long as the Met Coal Agreement continues in effect, that Carboex may exercise its rights under this Agreement only for the purchase of coal to be consumed (i) in Spain, or
(ii) by power plants that may hereafter be constructed outside of Spain in which Carboex or an Affiliate of Carboex holds an equity ownership position.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ARCH MINERAL CORPORATION            CARBOEX INTERNATIONAL, LTD.
By: /s/ Steven F. Leer              By: /s/ Juan A. Ferrando
Its: Pres. & CEO                    Its: Director

ASHLAND COAL, INC.
By: /s/ William C. Payne
Its: President

                                                                       EXHIBIT A

Restated Coal Off-Take Agreement among Saarbergwerke AG, Carboex International. Ltd. and Ashland Coal, Inc. is incorporated herein by reference (Exhibit 10.1 to Ashland Coal, Inc.'s Form 8-K dated April 6, 1992)

                                                                       EXHIBIT B
                                    Ashland

                              ASHLAND COAL, INC.

              P O BOX 6300 HUNTINGTON, WV 25771 . (304) 526-3333



                                    December 12, 1991

Saarbergwerke AG
P.O. Box 1030
D 6000 Saarbruecken
Federal Republic of Germany
ATT: Mr. Hans Freymann

Carboex International Ltd.
Calle Manuel Cortina
2-Madrid-28010, Spain
ATT: Mr. Juan Antonio Ferrando


                        Coal Sales Agency Agreement for
                   Metallurgical Coal/Restricted Application
                          of Coal Off-Take Agreement

Dear Sirs:

     This letter sets forth an agreement among Ashland Coal, Inc., Saarbergwerke AG ("Saarberg") and Carboex International Ltd. ("Carboex"), with respect to the limitation on the purchasing rights of Saarberg and Carboex under the Coal Off-Take Agreement ("COTA") during the continuation of the Coal Sales Agency Agreement ("CSAA") executed concurrently herewith by our respective companies.

     We hereby agree that for such time as the CSAA continues in effect, Saarberg and Carboex may utilize the COTA only for the purchase of coal to be consumed (i) in their respective home countries, or (ii) by power plants that may hereafter be constructed outside their respective home countries in which they hold, respectively, an equity ownership position.

Saarbergwerke AG
Carboex International Ltd.
December 12, 1991
Page Two


     Please confirm your agreement to the foregoing by signing in the space provided below on the original and two copies of this letter, and returning the original and one copy to the undersigned.


                              Yours very truly,


                              ASHLAND COAL, INC.

                              /s/ Henry Besten, Jr.
                              C. Henry Besten, Jr.
                              Senior Vice President,
                              Marketing


Agreement confirmed this 12th
day of December, 1991:

SAARBERGWERKE AG

By:  [SIGNATURE APPEARS HERE]
     Name:
     Title:

Agreement confirmed this 12th
day of December, 1991:

CARBOEX INTERNATIONAL LTD.

By:  /s/ Juan Antonio Ferrando
     Name: Juan Antonio Ferrando
     Title: Director

                                                                       EXHIBIT C
                [LETTERHEAD OF ASHLAND COAL, INC. APPEARS HERE]

ASHLAND COAL, INC.

                                 March 9, 1995


Saarbergwerke AG
P.O. Box 1030
D66111 Saarbruecken
Federal Republic of Germany


Gentlemen:

     As a result of the sale by Saarbergwerke AG ("Saarberg") to Ashland Inc. (formerly Ashland Oil, Inc.) of the 150 shares of Class B Preferred Stock of Ashland Coal, Inc. ("Ashland Coal"), a number of miscellaneous matters have arisen which have been or need to be dealt with. In order to clarify that we have addressed each of these matters, would you kindly review the following:

          1. Ashland Coal has elected not to terminate the so-called "Met Coal Agreement" (the Coal Sales Agency Agreement dated December 12, 1991, as amended) and a separate letter of understanding among Saarberg, Carboex International Ltd. ("Carboex"), and Ashland Coal will address that matter.

          2. The Sales Agency Agreement dated October 4, 1990 concerning the sale of coal in Germany will remain unchanged.

          3. I believe we have resolved the matter of the reinvestment by Saarberg in the Dividend Reinvestment and Stock Purchase Plan of the Saarberg portion of the prorated dividends payable in 1995. We may need a letter from Ashland Inc. to First Chicago, but I have talked with Ashland Inc. about that and there should not be a problem.

          4. I understand that the Indemnity Agreement dated September 21, 1981, as amended August 6, 1993, between Ashland Inc. and Saarberg has been addressed separately, and no further action is needed.

          In addition, we need to confirm that the following agreements have terminated with respect to Saarberg's rights and obligations thereunder:

               (a) The Restated Shareholders Agreement dated December 12, 1991, as amended, among Saarberg, Carboex, Ashland Inc., and Ashland Coal;

Saarbergwerke, AG
March 9, 1995
Page Two

               (b) The Registration Rights Agreement dated August 2, 1993, among Saarberg, Carboex, Ashland Inc., and Ashland Coal;

               (c) The Restated Coal Off-Take Agreement dated December 12, 1991, among Saarberg, Carboex, and Ashland Coal;

               (d) The Shareholder Services Contract dated October 13, 1981 among Ashland Coal, Saarberg and Carboex; and,

               (e) That certain letter agreement dated August 10, 1988 among Ashland Inc., Ashland Coal, Saarberg, and Carboex regarding the attendance at Ashland Coal's Board meetings of non-voting observers.

     Would you kindly confirm your agreement with the foregoing, by signing, dating, and returning a copy of this letter to me. Also, if there are any other matters that need to be addressed, please let me know.

                              Yours very truly,

                              ASHLAND COAL, INC.

                              /s/ Roy F. Layman

                              Roy F. Layman
                              Administrative Vice President


ACCEPTED AND AGREED TO
THIS 27th DAY OF March
1995.

SAARBERGWERKE, AG.

     By:  [SIGNATURE APPEARS HERE]    [SIGNATURE APPEARS HERE]
     Its: Member of the Board         Executive Vice President
          of Managing Directors       and General Counsel